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                                                                 EXHIBIT 7(B)


                   [SUTHERLAND, ASBILL & BRENNAN LETTERHEAD]


                                 April 27, 1999


Board of Directors
Valley Forge Life Insurance Company
CNA Plaza
Chicago, Illinois 60685

Directors:

We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of post-effective amendment No. 5 to the Registration Statement on Form S-6 filed by Valley Forge Life Insurance Company and Valley Forge Life Insurance Company Variable Life Separate Account (Reg. File No. 333-01949) with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                   Very Truly Yours,


                                   SUTHERLAND, ASBILL & BRENNAN L.L.P.


                                   By: /s/ Stephen E. Roth
                                       -----------------------------
                                       Stephen E. Roth